Exhibit 99.1

Imperva Announces Preliminary First Quarter 2014 Financial Results

Imperva to Report Full First Quarter 2014 Financial Results on May 1, 2014

Redwood Shores, Calif., April 9, 2014 – Imperva, Inc. (NYSE: IMPV) today announced preliminary financial results for the first quarter ended March 31, 2014.

Based on preliminary financial information, Imperva currently expects to report total revenue for the first quarter of 2014 in the range of $31.0 million to $31.5 million compared to the company’s prior guidance of total revenue in the range of $36.0 million to $37.0 million.

Imperva also expects to report non-GAAP operating loss in the first quarter of 2014 in the range of $(9.5) million to $(10.5) million, and expects to report non-GAAP net loss per share attributable to Imperva stockholders in the range of $(0.40) to $(0.44) using approximately 25.2 million weighted average shares, based on preliminary financial information. This is compared to the company’s prior guidance of a non-GAAP operating loss in the range of $(8.0) million to $(9.0) million and non-GAAP net loss per share attributable to Imperva stockholders in the range of $(0.33) to $(0.37). Preliminary non-GAAP results exclude stock-based compensation and acquisition-related expenses. We will provide detail on stock-based compensation and acquisition related expenses on our Q1 earnings conference call.

First quarter 2014 preliminary results are subject to change based on the completion of the company’s normal quarter-end review process.

“Based on our preliminary analysis, our first quarter results were primarily impacted by extended sales cycles on deals over $100,000, which led to delays in receiving anticipated orders from customers, particularly in the U.S, which resulted in lower than expected revenue for products,” said Imperva President and CEO, Shlomo Kramer. “While our overall win rates remained consistent during the quarter, the extended sales cycles resulted from a combination of intensifying competition for large orders, which resulted in additional review and approval cycles, as well as sales execution challenges in the U.S. We are taking steps to address these issues. We are also continuing to analyze the factors that impacted our first quarter results, and consider additional steps we may take to address them and how they may impact our outlook for the full year. We expect to provide updated guidance during our regular earnings call.”

Kramer added, “While we are disappointed with the overall results, we were pleased with the strong performance in EMEA as well as in sales of subscription products during the first quarter. We remain confident in the longer term due to ongoing growth in global demand for data center security solutions and our growing global pipeline of opportunities, as well as our commitment to innovation and ability to execute our comprehensive plan for addressing the security challenges for the cloud.”

First Quarter 2014 Full Results and Earnings Conference Call

Imperva also announced today that it will issue a press release reporting full financial results for the quarter ended March 31, 2014 after the close of the market on May 1, 2014. Imperva will host a conference call and live webcast to discuss those full first quarter 2014 financial results for investors and analysts at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on May 1, 2014. To access the conference call, dial (888) 505-4347 for the U.S. or Canada or (719) 457-0349 for international callers with conference ID #8991202. The webcast will be available live on the Investors section of the company’s website at www.imperva.com. An audio replay of the call will also be available to investors by phone beginning at approximately 5:00 p.m. Pacific Time on May 1, 2014 until 8:59 p.m. Pacific Time on May 15, 2014, by dialing (877) 870-5176 for the U.S. or Canada or (858) 384-5517 for international callers, and entering passcode #8991202. In addition, an archived webcast will be available on the Investors section of the company’s website at www.imperva.com.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical non-GAAP net loss and non-GAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation and acquisition-related expenses from the Imperva unaudited condensed consolidated statement of operations.

Imperva believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding Imperva’s beliefs regarding the longer term prospects of the company, growth in global demand for data center security solutions and growing global pipeline of opportunities; the company’s expectations regarding longer sales cycles; and Imperva’s belief that it will be able to execute its comprehensive plan for addressing the security challenges for the cloud. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for our data center security solutions may not increase and may decrease; the risk of lengthening or volatility in our sales cycle due to competitive pressures or the evaluation by customers of both our cloud security solutions from Incapsula and our on-premise products; the risk that the mix of cloud-based solutions and on-premise sales, with their different revenue recognition profiles, shifts toward cloud-based more rapidly than anticipated; the risk that we may not timely introduce new products or versions of our products and that they may not be accepted by the market; the risk that competitors may be perceived by customers to be better positioned to help handle data center security threats and protect their businesses from major risk; the risk that the growth of Imperva may be lower than anticipated; the risk that Imperva may not be able to attract or retain employees, including sales personnel; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-K filed with the Securities and Exchange Commission, or the SEC, on February 28, 2014 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information is provided only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva, pioneering the third pillar of enterprise security, fills the gaps in endpoint and network security by directly protecting high-value applications and data assets in physical and virtual data centers. With an integrated security platform built specifically for modern threats, Imperva data center security provides the visibility and control needed to neutralize attack, theft, and fraud from inside and outside the organization, mitigate risk, and streamline compliance. Over 3,000 customers in more than 75 countries rely on our SecureSphere® platform to safeguard their business. Imperva is headquartered in Redwood Shores, California. Learn more: www.imperva.com, our blog, on Twitter.

© 2014 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, and SecureSphere are trademarks of Imperva, Inc.

Investor Relations Contact:

ICR, Inc.

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com